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                                                                Exhibit 1

                                600,000 Shares

                              BAY BANCSHARES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                               November ___, 1997

HOEFER & ARNETT INCORPORATED
353 Sacramento Street, 10th Floor
San Francisco, California  94111

Ladies and Gentlemen:

    Bay Bancshares, Inc., a Texas corporation (the "Company"), proposes, subject to the terms and conditions of this Underwriting Agreement (the "Agreement"), to issue and sell 600,000 shares (the "Firm Shares") of common stock, par value $1.00 per share (the "Common Stock"), of the Company to Hoefer & Arnett Incorporated (the "Underwriter"). The Company has agreed to sell to the Underwriter at the Underwriter's option and, upon the terms and conditions set forth in Section 2 hereof, up to 90,000 additional shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

    The Company and the Underwriter hereby agree to the following matters with respect to the purchase and sale of the Shares:

    SECTION 1. (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriter that:

              (i) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act"), a registration statement on Form S-1 (No. 36185), including a preliminary prospectus, and certain amendments thereto, relating to the Shares. The Company will next file with the Commission a final prospectus in accordance with Rules 430A and 424(b) under the Act. As filed, the final prospectus shall include all Rule 430A Information (as defined below). There have been or will promptly be delivered to the Underwriter three signed copies of such registration statement and amendments, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus. The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes


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effective as provided by Rule 430A provided that if the Company files a registration statement under the Act to register a portion of the Shares and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 36185) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The term "Prospectus" as used in this Agreement shall mean: (X) the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act; or
(Y) if no filing pursuant to Rule 424(b) under the Act is required, the form of final prospectus included in the Registration Statement at the time the Registration Statement becomes effective. The term "Rule 430A Information" as used in this Agreement shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A under the Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder are hereinafter collectively referred to as the "Exchange Act."

              (ii) The Registration Statement has been declared effective by the Commission under the Act. The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement and no proceedings for such purpose have been instituted or are pending, or to the best knowledge of the Company, are contemplated or threatened by the Commission. Each preliminary prospectus and the Prospectus when filed complied in all material respects when so filed with the requirements of the Act.

              (iii) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omission from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information concerning the Underwriter set forth herein or otherwise furnished in writing to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement or the Prospectus.

              (iv) There are no contracts or other documents of a character required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

              (v) Grant Thornton, LLP; Killingsworth & Company; and McClelland, Samuel & Fehnel, L.L.P., who have expressed their opinion with respect to certain of the financial

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statements of Texas Bank, Texas National Bank of Baytown ("Texas National"),
First Bank of Deer Park ("First Bank") (collectively, the "Acquired Banks") and the Company included in the Registration Statement, are independent public accountants within the meaning of the Act.

              (vi) The consolidated financial statements, together with the notes thereto, of the Company and the Acquired Banks included in the Registration Statement comply in all material respects with the Act and present fairly in all material respects the consolidated financial position of the Company and the Acquired Banks, respectively, as of the dates indicated (including, without limitation, the allowance for possible loan losses), and the consolidated results of operations, cash flows and changes in financial position of the Company and the Acquired Banks for the respective periods covered thereby are in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except to the extent disclosed therein.

              (vii) The pro forma financial statements and other pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

              (viii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except in any such case in which the failure to so qualify or be in good standing would not have a material adverse effect upon the business of the Company, and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

              (ix) The Company does not own any capital stock of, or other securities evidencing an equity interest in, any corporation, partnership or other entity, other than Bayshore National Bank (the "Bank"). All of the outstanding capital stock of the Bank is owned by the Company and there are no persons or entities which have the right to acquire capital stock of the Bank.

              (x) The Bank and, to the best of the Company's knowledge, Texas National, have been duly organized and are validly existing as national associations in good standing under the laws of the United States, with full corporate power and authority to own, lease and operate their respective properties and conduct their respective businesses as described in the Prospectus. The Bank and Texas National are duly qualified to do business and are in good


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standing in each jurisdiction in which the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except in any such case in which the failure to so qualify or be in good standing would not have a material adverse effect upon their respective businesses, and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

              (xi) To the best of the Company's knowledge, Texas Bank and First Bank have been duly organized and are validly existing as Texas corporations in good standing under the laws of the State of Texas, with full corporate power and authority to own, lease and operate their respective properties and conduct their respective businesses as described in the Prospectus. Texas Bank and First Bank are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction in which the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except in any such case in which the failure to so qualify or be in good standing would not have a material adverse effect upon their respective businesses, and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

              (xii) The Company has an authorized and outstanding capitalization as set forth in the Prospectus under the actual column under the caption "Capitalization" and the Shares conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and non-assessable and are free of preemptive or other similar rights and except as set forth in the Prospectus, there are no options, agreements, contracts or other rights in existence to acquire from the Company any shares of Common Stock.

              (xiii) The Shares to be sold by the Company pursuant to this Agreement and the Pricing Agreement have been duly authorized and, when issued and paid for in accordance with this Agreement and the Pricing Agreement, will be validly issued, fully paid and non-assessable; the holders of the Shares will not be subject to personal liability by reason of being such holders; except as set forth in the Prospectus, there are no holders of securities of the Company having rights, contractual or otherwise, to registration thereof or preemptive rights to purchase Common Stock; all corporate actions required to be taken for the authorization, issuance, and sale of the Shares have been validly and sufficiently taken.

              (xiv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, affairs or business of the Company and the Bank, taken as a whole, or of any of the Acquired Banks, whether or not arising in the ordinary course of business,
(B) any material transaction entered into, or any material liability or obligation incurred, by the Company or its subsidiaries or any of the Acquired Banks other than in the ordinary course of business, (C) any change in the capital stock or material increase in the short-term debt or long-term debt of the

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Company or any of the Acquired Banks, or (D) any dividend or distribution of any kind declared, paid or made by the Company or any of the Acquired Banks on their respective capital stock.

              (xv) The Company and the Bank and, to the best of the Company's knowledge, the Acquired Banks, have good and marketable title to all properties and assets reflected as owned in the financial statements hereinabove described (or described elsewhere in the Prospectus), free and clear of all liens, charges, encumbrances or restrictions of any kind, except such as are referred to in such financial statements or the Prospectus or which are not material to the Company and the Bank or the Acquired Banks as the case may be; all of the leases and subleases material to their respective businesses or under which the Company, the Bank or the Acquired Banks hold properties are in full force and effect; and the Company has received no notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Company, the Bank or any of the Acquired Banks as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Bank or any of the Acquired Banks to the continued possession of the leased or subleased premises under any such lease or sublease.

              (xvi) The Company and the Bank and, to the best of the Company's knowledge, the Acquired Banks, are not in default in the observance of any provision of their respective articles of incorporation, articles of association, or bylaws, in each case as amended, or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of them is a party or by which any of them or any of their properties may be bound, the effect of which could be materially adverse to the condition (financial or otherwise), earnings, affairs or business of the Company, the Bank or any of the Acquired Banks.

              (xvii) The execution, delivery and performance of this Agreement, the issuance and delivery of the Shares, the consummation of the transactions contemplated herein and in the Registration Statement have been duly authorized by all necessary corporate action and will not result in any violation of the articles of incorporation or bylaws of the Company, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, encumbrance or restriction of any kind upon any property or assets of the Company under any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company or its properties is bound, or any existing applicable law, rule, regulation, or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, known to the Company and having jurisdiction over the Company or its properties. No approval, authorization or consent of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company is required in connection with the sale of the Shares to the Underwriter, except such as may be required under the Act, state securities or Blue Sky laws or from the clearance of the offering with the National Association of Securities Dealers, Inc. (the "NASD").

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              (xviii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, or any arbitrator or arbitration panel, now pending or, to the knowledge of the Company, threatened against or affecting the Company, the Bank or, to the best of the Company's knowledge, the Acquired Banks, which could reasonably be expected to result in any material adverse change to the condition (financial or otherwise), earnings, affairs or business of the Company or the Acquired Banks; and there is no decree, judgment or order of any kind known to the Company in existence against or restraining the Company or the Bank or, to the best of the Company's knowledge, the Acquired Banks, or their officers, employees or directors, from taking any actions of any kind in connection with their respective businesses.

              (xix) The Company and the Bank and, to the best of the Company's knowledge, the Acquired Banks, own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their properties and to carry on their businesses as presently conducted, and the Company has received no notice of proceedings related to revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations which individually or in the aggregate, if the subject of an unfavorable ruling or finding, would be materially adverse to the condition (financial or otherwise), earnings, affairs or business of the Company, the Bank or any of the Acquired Banks, taken as a whole.

              (xx) The conduct of the business of the Company and its subsidiaries and, to the best of the Company's knowledge, the Acquired Banks is in compliance with all applicable federal, state and local laws and regulations that regulate or are concerned in any way with the business of the Company, the Bank and the Acquired Banks, where the effect of the failure to comply would be materially adverse to the condition (financial or otherwise), earnings, affairs or business of the Company, the Bank or any of the Acquired Banks, taken as a whole.

              (xxi) The Company and the Bank and, to the best of the Company's knowledge, the Acquired Banks, own or possess, or can acquire on reasonable terms, all right, title and interest in or to, or have duly licensed from third parties, all patents, trademarks, service marks, copyrights, trade names, trade secrets and other proprietary rights ("Trade Rights") material to the business now or proposed to be conducted by them, and the Company has received no notice of, and has no knowledge of, infringement of or conflict with asserted rights of others with respect to any such Trade Rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be materially adverse to the condition (financial or otherwise), earnings, affairs or business of the Company, the Bank or any of the Acquired Banks, taken as a whole.

              (xxii) The Company and, to the best of the Company's knowledge, the Acquired Banks, have filed all tax returns required to be filed and have paid all taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any tax returns being contested in good faith or which are not material to the Company or any of the Acquired Banks and there is no tax deficiency that has been, or to the knowledge of the Company

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might be, asserted against the Company or any of the Acquired Banks or any of their respective properties or assets that would or could reasonably be expected to have a material adverse affect upon the condition (financial or otherwise) or results of operations of the Company or any of the Acquired Banks, taken as a whole.

              (xxiii) This Agreement has been duly executed and delivered by the Company.

              (xxiv) The Company has filed a registration statement pursuant to Section 12(g) of the Exchange Act to register its Common Stock thereunder, has filed an application to list the Shares for quotation on The Nasdaq National Market and has received notification that the Shares have been authorized for quotation on The Nasdaq National Market, subject to notice of issuance or sale, as the case may be.

              (xxv) The Company, its subsidiaries and, to the best of the Company's knowledge, the Acquired Banks, are not and do not intend to conduct their business in a manner in which any of them would become an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

              (xxvi) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times either exempt from the registration requirements of the Act and the registration requirements of all applicable state securities or blue sky laws, were duly registered or were duly registered in accordance with the provisions thereof.

              (xxvii) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company.

              (xxviii) Except as disclosed in the Registration Statement and the Prospectus, no transaction has occurred between or among the Company or its subsidiaries, on the one hand, and any of the Company's officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be so disclosed, including, but not limited to, any outstanding loans, advances or guaranties of indebtedness by the Company or its subsidiaries to or for the benefit of any affiliates of the Company, or any of the officers or directors of the Company, or any family member of any of them.

              (xxix) The Company, the Bank and, to the best of the Company's knowledge, the Acquired Banks, have not, directly or indirectly, at any time (A) made any contributions to any candidate for foreign political office, or if made, failed to disclose fully any such contribution made in violation of law, or (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's and, to the best of the Company's knowledge, the Acquired Banks', internal

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accounting controls and procedures are sufficient to cause the Company and the Acquired Banks to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

              (xxx) The Company, the Bank and, to the best of the Company's knowledge, the Acquired Banks, do no business with the government of Cuba or with any person or entity located in Cuba, which would require compliance with Florida Statute Section 517.075.

              (xxxi) The Company, its subsidiaries and, to the best of the Company's knowledge, the Acquired Banks, are in compliance with all applicable federal and state laws and regulations that regulate the business of banking, including, without limitation, the National Bank Act, the Federal Deposit Insurance Act, the Bank Holding Company Act, the Federal Reserve Act and all other applicable laws and regulations where the failure to comply would have a material and adverse effect on the financial condition, earnings or business of the Company or any of the Acquired Banks.

    SECTION 2.  AGREEMENT TO SELL AND PURCHASE.

         (a) On the basis of the representations, warranties and agreements of the Company herein contained but subject to the terms and conditions set forth herein, (i) the Company hereby agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase the Firm Shares. The purchase price per share to be paid by the Underwriter to the Company shall be $_________ except for shares the purchaser of which was introduced to the Underwriter by the Company and who is listed on Exhibit A hereto as agreed by the Company and the Underwriter for which the price shall be $________ per share.

         (b) In addition, the Company, on the basis of the representations, warranties and agreements of the Company set forth herein but subject to the terms and conditions set forth herein, hereby grants to the Underwriter an option to purchase up to an aggregate of 90,000 additional Shares, a purchase price per share of ____________, for use solely in covering any over allotments made by the Underwriter in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once), in whole or in part, within 30 days after the date of the Prospectus upon written notice by the Underwriter to the Company setting forth the aggregate number of Additional Shares as to which the Underwriter is exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by the Underwriter, but if at any time other than the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice of exercise.

    SECTION 3.  DELIVERY OF AND PAYMENT FOR THE SHARES.

         (a) Delivery to the Underwriter of the Firm Shares shall be made against payment therefor at 9:00 a.m., San Francisco, California, time, on the fourth full business day

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following the date of this Agreement (the "Closing Date") at the offices of
Hoefer & Arnett Incorporated, 353 Sacramento Street, 10th Floor, San Francisco, California 94111. The place of the closing and the Closing Date may be varied by agreement between the Underwriter and the Company.

         (b) Delivery to the Underwriter of any Additional Shares to be purchased by the Underwriter shall be made in San Francisco, California, against payment therefor at the offices of Hoefer & Arnett Incorporated at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date, specified in the notice referred to in Section 2(b) hereof. The place of the closing and the Option Closing Date may be varied by agreement between the Underwriter and the Company.

         (c) [CERTIFICATES FOR THE FIRM SHARES AND FOR THE ADDITIONAL SHARES SHALL BE REGISTERED IN SUCH NAMES AND IN SUCH DENOMINATIONS AS THE UNDERWRITER SHALL REQUEST UPON AT LEAST 48 HOURS PRIOR NOTICE TO THE COMPANY PRECEDING THE CLOSING DATE OR THE OPTION CLOSING DATE, AS THE CASE MAY BE. SUCH CERTIFICATES SHALL BE MADE AVAILABLE TO THE UNDERWRITER AT THE OFFICE OF THE DEPOSITORY TRUST COMPANY, NEW YORK, NEW YORK, FOR INSPECTION AND PACKAGING NOT LATER THAN AT LEAST 24 HOURS PRIOR TO THE CLOSING DATE OR THE OPTION CLOSING DATE, AS THE CASE MAY BE. THE CERTIFICATES EVIDENCING THE FIRM SHARES AND THE ADDITIONAL SHARES SHALL BE DELIVERED TO THE UNDERWRITER ON THE CLOSING DATE OR THE OPTION CLOSING DATE, AS THE CASE MAY BE, WITH ANY TRANSFER TAXES THEREON DULY PAID BY THE COMPANY FOR THE UNDERWRITER, AGAINST PAYMENT OF THE PURCHASE PRICE THEREFOR BY CERTIFIED OR OFFICIAL COMPANY CHECK OR CHECKS PAYABLE IN CHICAGO CLEARING HOUSE (NEXT DAY) FUNDS TO THE ORDER OF THE COMPANY, OR, AT THE OPTION OF THE COMPANY, BY WIRE TRANSFER IN FEDERAL (SAME DAY) FUNDS FOR WHICH THE COMPANY WILL PAY ONE DAY'S INTEREST AT THE BROKER CALL RATE AS REPORTED IN THE WALL STREET JOURNAL ON THE BUSINESS DAY IMMEDIATELY PRIOR TO THE CLOSING DATE OR THE OPTION CLOSING DATE, AS THE CASE MAY BE, SUBJECT TO CHANGE BY WRITTEN AGREEMENT OF THE COMPANY AND THE UNDERWRITER.]

    SECTION 4. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Underwriter that:

         (a) The Company will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed or becomes effective, and of the filing of any final prospectus or supplement or amendment to the Prospectus, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or any Preliminary Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplation of any proceeding for such purposes, and (iv) within the period of time referred to in paragraph
(f) below, of the happening of any event which makes any statement made in the Registration Statement or Prospectus (as then amended or supplemented) untrue in any material respect or which requires the making of any additions to or changes in the Registration Statement or

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Prospectus (as then amended or supplemented) in order to make the statements therein not misleading or the necessity to amend or supplement the Prospectus to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company elects not to rely on Rule 434, the Company will provide the Underwriter with copies of the form of Prospectus in such numbers as the Underwriter may reasonably request and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the Act, by the close of business in San Francisco on the business day immediately succeeding the date hereof.

         (b) The Company will prepare and file with the Commission, in accordance with Rule 430A and Rule 424(b) under the Act, copies of an amended Prospectus, or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

         (c) The Company will, prior to the earlier of the Option Closing Date or termination or expiration of the related option, not incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated in the Prospectus.

         (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Underwriter shall not previously have been advised or to which the Underwriter shall promptly after being so advised reasonably object in writing.

         (e) On the effective date of the Registration Statement and thereafter from time to time during such period as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered in connection with offers or sales of the Shares by the Underwriter or a dealer, the Company will deliver to the Underwriter and each dealer, without charge, as many copies of the Registration Statement and the Prospectus (and of any amendment or supplement to such documents) as they may reasonably request. During such period, if any event occurs which in the judgment of the Company, or in the opinion of counsel for the Underwriter, should be set forth in the Prospectus in order to ensure that no part of the Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, not misleading, the Company will forthwith prepare, submit to the Underwriter, file with the Commission and deliver, without charge to the dealers (whose names and addresses will be furnished by the Underwriter to the Company) to whom shares have been sold by the Underwriter or to other dealers any amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will comply with the standards set forth in this sentence. The Company consents to the use of such Prospectus (and of any amendments or supplements thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions described in the preliminary Blue Sky memorandum in which the Shares are lawfully offered by the Underwriter and by all

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dealers to whom Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. In case the Underwriter is required to deliver a Prospectus (and any amendment or supplement thereto) more than nine months after the first date upon which the Shares are offered to the public, the Company will, upon request, but at the expense of the Underwriter, promptly prepare and furnish the Underwriter with reasonable quantities of a Prospectus complying with Section 10(a)(3) of the Act.

         (f) The Company will cooperate with the Underwriter and counsel for the Underwriter in connection with the registration or qualification of the Shares for offer and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriter may designate, will continue such registrations or qualifications in effect so long as reasonably required for the distribution of the Shares and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) file any general consent to service of process, or (iii) take any action that would subject it to income taxation in any jurisdiction where it is not so qualified.

         (g)  For a period of five years after the date hereof:

              (i) the Company will furnish to the Underwriter (A) as soon as available a copy of each report of the Company of general interest mailed to any class of its security holders
                   (B) copies of all periodic reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K and any amendment thereto or such other similar forms as may be designated by the Commission, and (C) from time to time, such other information concerning the Company as the Underwriter may reasonably request;

              (ii) if at any time during such five-year period the Company shall cease filing with the Commission the periodic reports and current reports on Forms 10-K, 10-Q and 8-K or other similar forms referred to in clause (h)(i) above, the Company will forward to its shareholders generally and the Underwriter (A) as soon as practicable after the end of each fiscal year copies of a balance sheet and statements of income and retained earnings of the Company as of the end of and for such fiscal year, certified by independent public accountants, and (B) as soon as practicable after the end of each quarterly fiscal period, except for the last quarterly fiscal period in each fiscal year, a summary statement (which need not be certified) of income and retained earnings of the Company for such period, which shall also be made publicly available; and

            (iii) the Company will furnish to the Underwriter and to the
                  NASD, and by issuance of a press release, on the date of declaration, notice of all dividends, including the amount and medium of payment, the record date (which shall be not less than ten days subsequent to the declaration date) and the payment date (which shall be not less than ten days subsequent to the record date).

         (h) The Company will make generally available to its security holders an earnings statement of the Company, which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations promulgated thereunder (including Rule 158).

         (i) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than by notice given by the Underwriter's termination of this Agreement pursuant to Section 9 hereof), or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the material terms or fulfill any of the material conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriter) reasonably incurred by them in connection herewith but without any further obligation of the Company for lost profits or otherwise.

         (j) The Company will not sell, contract to sell or otherwise dispose of any Common Stock or rights to purchase Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of the Underwriter (other than the issuance of shares of Common Stock pursuant to the Company's stock option plan(s) and certain other employment benefit arrangements of the Company in an aggregate amount not to exceed 5% of the Shares). The Company will also obtain similar agreements from each of its executive officers and directors and all persons who own at least 5% of the Common Stock after the consummation of the Offering.

         (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it under this Agreement and the Pricing Agreement for the purposes set forth in the Prospectus under the caption "Use of Proceeds."

    SECTION 5. PAYMENT OF EXPENSES. Except as provided in Sections 4(j) and 10 hereof, and in the following sentence, the Company shall have no obligation to pay, or reimburse if paid by the Underwriter, any costs or expenses incident to the performance by Underwriter of its obligations under this Agreement and the Pricing Agreement. The Company shall pay, or reimburse if paid by the Underwriter, any and all costs and expenses, including but not limited to reasonable attorneys' fees, filing charges and printing costs, of researching and complying with any applicable state securities laws (blue sky laws) and printing and delivering to the Underwriter copies of the preliminary and final blue sky memoranda.

    SECTION 6. CONDITION OF THE UNDERWRITER'S OBLIGATIONS. The obligation of the Underwriter to purchase the Firm Shares hereunder is subject to the following conditions:

         (a) The price of the Shares and any price-related or other information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and on or prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or, to the knowledge of' the Company, shall be contemplated by the Commission and there shall not have come to the attention of the Underwriter any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to purchasers of the Shares, contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which there were made, not misleading.

         (b)  Subsequent to the effective date of the Registration Statement
(i) there shall not have occurred any material adverse change, or any development involving a material adverse change, in or affecting particularly the business or properties of the Company or its subsidiaries, taken as a whole, not contemplated by the Prospectus, which, in the Underwriter's opinion, would materially adversely affect the market for the Shares or make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares, as contemplated herein and in the Prospectus, or to attempt to enforce contracts for the purchase of Shares, and (ii) the business and operations of the Company shall not have been adversely affected by strike, fire, flood, accident or other calamity (whether or not insured).

         (c) The Underwriter shall have received from Bracewell & Patterson, L.L.P., counsel for the Company, a favorable opinion dated the Closing Date and satisfactory to the Underwriter and the Underwriter's counsel to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, and the Bank has been duly organized and is validly existing as a national association under the laws of the United States, both with full power and authority to own, lease and operate their respective properties and conduct their business as described in the Prospectus. The Company and the Bank are duly qualified to do business and are in good standing in each jurisdiction where the ownership or leasing of their properties or the conduct of their business requires such qualification, except in any such case where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or results of operations of the Company.

             (ii) The issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and free of preemptive rights.

             (iii) The authorized capitalization of the Company consists entirely of 10,000,000 shares of preferred stock, $1.00 par value ("Preferred Stock"), issuable in series, none of which is issued or outstanding, and 50,000,000 shares of Common Stock, of which 1,399,583 were issued and 1,357,657 were outstanding on the date of the Prospectus, all of which conform to the descriptions thereof in the Prospectus.

              (iv) The form of certificate for the Shares to be delivered hereunder is in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to the Underwriter against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights and, to the knowledge of such counsel, will be free of any security interest, claim, lien, encumbrance or adverse interest of any nature, or rights of first refusal in favor of, shareholders with respect to any of the Shares or the issuance or sale thereof, pursuant to the articles of incorporation or bylaws of the Company and, to such counsel's knowledge other than as disclosed in the Prospectus, there are no contractual preemptive rights, rights of first refusal, rights of co-sale or other similar rights which exist with respect to any of the Shares or the issuance and sale thereof; and the Shares to be sold hereunder have been qualified for inclusion on The Nasdaq National Market, subject to notice of issuance.

              (v) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, and except that such counsel need express no opinion as to those provisions relating to indemnities for liabilities under the Act.

              (vi) No authorization, approval, order or consent of any
                   governmental authority or agency is required for the valid issuance and sale of the

                   Shares, except such as may be required under the Act or state securities laws as to which such counsel need express no opinion.

            (vii) The execution, delivery and performance by the Company of this Agreement and the issue and sale of the Shares will not conflict with or result in a breach of any of the provisions of, or constitute a default under (A) the Company's articles of incorporation or bylaws or any agreement, franchise, license, indenture, mortgage, deed of trust or other instrument or agreement known to such counsel to which the Company is a party or by which the Company is bound or to which its properties are subject or (B) so far as known to such counsel, any statute, order, rule or regulation applicable to the Company of any court or other governmental authority or body having jurisdiction over the Company or its properties.

            (viii) The Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

            (ix) The Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) as amended or supplemented (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion) and the Prospectus and any supplements or amendments thereto (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules promulgated thereunder and nothing has come to the attention of such counsel that would cause such counsel to believe that the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) as amended or supplemented (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion) at the time it became effective, and at the Closing Date, contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date, the Prospectus or any amendment or supplement thereto (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion) included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. [If used, the Rule 434 Prospectus conforms to the requirements of Rule 434 of the Act.]

            (x) The statements in the Prospectus in the sections captioned "Description of Securities of the Company," "The Acquisitions" and "Supervision and Regulation" in each case insofar as such statements constitute matters of law, summaries of law or legal conclusions have been reviewed by counsel and accurately present and summarize, in all material respects, the matters described herein.

            (xi) To the knowledge of such counsel there are no statutes or regulations or any pending or threatened litigation or governmental proceedings against the Company required to be described in the Prospectus which are not so described, nor of any contracts or documents of a character required to be described in or filed as a part of the Registration Statement which are not described or filed as required.

            (xii) To such counsel's knowledge, except as disclosed in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register pursuant to the Act any shares of capital stock of the Company upon the issuance and sale of the Shares to be sold by the Company to the Underwriter pursuant to this Agreement.

            (xiii) Neither the Company nor the Bank is an "investment
                   company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act.

            (xiv) To such counsel's knowledge, all offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

    In rendering such opinion, such counsel may state that it is relying upon the certificate of the officers of the Company and the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as its opinion under clause (x) above relates to the accuracy and completeness of the Prospectus and Registration

Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company and its subsidiaries and of state officials, in which case its opinion is to state that it is so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Underwriter otherwise.

         (d) The Underwriter shall have received on the Closing Date a favorable opinion dated the Closing Date from Rothgerber, Appel, Powers & Johnson LLP, counsel for the Underwriter, as to such matters as the Underwriter may reasonably require.

         (e) On the Closing Date and Second Closing Date, the Underwriter shall have received letters addressed to the Underwriter and dated the date hereof and the Closing Date from Grant Thornton, LLP, independent public accountants for the Company, McClelland, Samuel & Fehnel, L.L.P., independent public accountants for Texas Bank, and Killingsworth & Company P.C., independent public accountants for Texas National and First Bank, in a form and substance reasonably satisfactory to the Underwriter. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Underwriter to proceed with the public offering or purchase of the Shares as contemplated hereby.

         (f) (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short- or long-term debt of the Company or the Acquired Banks from that set forth or contemplated in the Registration Statement; (iii) there shall not have been, since the respective dates as to which information is given in the Registration Statement and the Prospectus, except as may otherwise be set forth or contemplated in the Registration Statement and the Prospectus, any material adverse change in the financial condition or results of operations of the Company or any of the Acquired Banks; (iv) the Company shall not have incurred any material liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), other than those reflected in the Registration Statement; (v) the acquisition of the Acquired Banks shall have been consummated or, if not yet consummated, the Company shall not have knowledge of any circumstance raising substantial doubt that any of such acquisitions will be timely consummated; and (vi) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and the Closing Date as if made on and as of each such date and the Underwriter shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the principal financial officer (or such other officers as are acceptable to the Underwriter) to the effect set forth in this Section 6(f) and in Section 6(g) hereof.

         (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

         (h) Within 24 hours after the Registration Statement becomes effective, or within such longer period as to which the Underwriter shall have consented, the Shares shall have been qualified for sale or exempted from such qualification under the securities laws of such jurisdictions as the Underwriter shall have designated and such qualification or exemption shall continue in effect to and including the Closing Date.

         (i) Prior to the Closing Date, the Company shall have furnished to the Underwriter or the Underwriter's counsel such further information, certificates and documents as the Underwriter or the Underwriter's counsel may reasonably request.

    The obligations of the Underwriter to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Option Closing Date of the conditions set forth in paragraphs (a) through (i); except that the opinions called for in paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares and shall be dated the Option Closing Date, if different from the Closing Date.

    SECTION 7.  INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Underwriter, or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Registration Statement or the Prospectus or in any amendment or supplement thereto or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein; provided, however, that the indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or of any person controlling the Underwriter) with respect to any action or claim arising from the sale of the Shares by the Underwriter brought by any person who purchased Shares from the Underwriter if
(i) a copy of the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to the

Underwriter prior to the written confirmation of the sale involved) shall not have been given or sent to such person by or on behalf of the Underwriter with or prior to the written confirmation of the sale involved and (ii) the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid).

         (b) If any action or claim shall be brought against the Underwriter or any person controlling the Underwriter, in respect of which indemnity may be sought against the Company, the Underwriter shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses.
The Underwriter or any such person controlling the Underwriter shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded party) included the Underwriter or controlling person and the Company and the Underwriter or controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and which may also result in a conflict of interest (in which case if the Underwriter or controlling person notifies the Company, the Company shall not have the right to assume the defense of such action on behalf of the Underwriter or controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Underwriter and any such controlling persons, which firm shall be designated in writing by the Underwriter). The Company shall not be liable for any settlement or any such action effected without the written consent of the Company, but if settled with the written consent of the Company, or if there shall be a final judgment for the plaintiff in any such action and the time for filing all appeals has expired, the Company agrees to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

         (c) The Underwriter will indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company pursuant to Section 7(b) hereof (except that if the Company shall have assumed the defense thereof, the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriter by Section 7(b) hereof.

         (d) (i) If the indemnification provided for in this Section 7 is unavailable as a matter of law to any indemnified party under this Section 7 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party thereunder shall contribute to the amount paid or payable by damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Shares or (B) if the allocation provided by clause
(A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(A) above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion, in the case of the Company as the total price paid to the Company for the Shares by the Underwriter (net of underwriting discount but before deducting expenses), and in the case of the Underwriter as the underwriting discount received by it, bears to the total of such amounts paid to the Company and received by the Underwriter as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in this section shall be deemed to include, subject to the limitations set forth in this section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

              (ii) The Company and the Underwriter agree that the determination of contribution pursuant to this section based on pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph would not be just and equitable. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e)  The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company or its directors or officers (or any person controlling the Company), (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor or assign of the Underwriter, the Company or its directors or officers, and their legal and personal representatives

(or of any person controlling the Underwriter or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this section.

    SECTION 8. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective immediately as to Sections 5, 7, 8, 9 and 10 and as to all other provisions at 10:00 a.m., San Francisco time, on the day following the date upon which this Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as the Underwriter may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by the Underwriter of telegrams (i) advising that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

    SECTION 9. TERMINATION OF AGREEMENT. The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date (and with respect to the Additional Shares, the Option Closing Date) by notice to the Company from the Underwriter, without liability (other than with respect to Section 7) on the Underwriter's part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Underwriter hereunder as provided in Section 6 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASD Automated Quotation System shall have been suspended or materially limited, or minimum prices shall have been established on any such exchange by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general Banking moratorium shall have been declared by federal or Texas state authorities, (v) there is a material outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Underwriter's reasonable judgment, to make it inadvisable or impracticable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Prospectus as supplemented or amended prior to the occurrence of such event, (vi) in the Underwriter's reasonable opinion any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectus (as supplemented or amended prior to the occurrence of such event) in the condition (financial or other) of the Company or any of the Acquired Banks whether or not arising in the ordinary course of business other than as set forth in the Prospectus as supplemented or amended prior to the occurrence of such event, or (vii) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Underwriter's reasonable opinion, makes it inadvisable or impracticable to proceed with the delivery of the Shares as contemplated hereby. Notice of such cancellation shall be given to the Company by telecopy or telephone but shall be subsequently confirmed by letter.

    SECTION 10. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If the sale to the Underwriter of the Shares on the Closing Date is not consummated because any condition to the Underwriter's obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of the Underwriter, the Company agrees to reimburse the Underwriter upon demand, subject to the limits set forth in this Agreement, for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this section, Section 4(j), Section 5 and Section 7 shall at all times be effective and shall apply.

    SECTION 11. NOTICES. Except as otherwise provided in Section 9 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (a) if to the Company, at the office of the Company at 1001 Highway 146 South, La Porte, Texas 77571, Attention: L. D. Wright, President; with a copy to Bracewell & Patterson, L.L.P., 2900 South Tower Penzoil Place, Houston, Texas 77002, Attention: John R. Brantley, Esq.; or (b) if to the Underwriter, at the offices of Hoefer & Arnett Incorporated, 353 Sacramento Street, 10th Floor, San Francisco, California 94111,
Attention: Steven J. Didion; with a copy to Rothgerber, Appel, Powers & Johnson LLP, 1200 17th Street, Suite 3000, Denver, Colorado 80202-5839,
Attention: Herbert H. Davis III, Esq., or in any case to such other address as the person to be notified may have requested in writing.

    SECTION 12. SUCCESSORS. The Agreement and the Pricing Agreement are made solely for the benefit of the Underwriter, the Company, their directors and officers and other controlling persons referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or the Pricing Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser from the Underwriter of any of the Shares in his status as such purchaser.

    SECTION 13. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

    SECTION 14. APPLICABLE LAW. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of California.

    SECTION 15. COUNTERPARTS. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

    Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                                       Very truly yours,

                                       BAY BANCSHARES, INC.


                                       By:
                                          ------------------------------
                                       Name:     L. D. Wright
                                       Title:    President

Accepted and delivered as of
the date first written above

HOEFER & ARNETT INCORPORATED


By:
   -------------------------

                         SELECTED DEALERS AGREEMENT
                                                     __________________, 1997


HOEFER & ARNETT, INCORPORATED
353 Sacramento Street, 10th Floor
San Francisco, California  94111

Ladies and Gentlemen:

    1. GENERAL. We understand that Hoefer & Arnett, Incorporated ("Hoefer & Arnett") is entering into this Agreement with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act") wherein Hoefer & Arnett (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has expressly informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an "Offering." In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. The term "preliminary prospectus" means any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities; the term "Prospectus" means the prospectus, together with the final prospectus supplement, if any, relating to an Offering of Securities, either filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act or, if no such filing is required, the form of final prospectus contained in the related registration statement at the time that it first becomes effective.

    2. CONDITIONS OF OFFERING; ACCEPTANCE AND PURCHASE. Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters, may be subject to the approval of certain legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by telegram, telex, or other form of written communication ("Written Communication") of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to ion Section 3(b)) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by us with respect to any Offering should be sent to Hoefer & Arnett, Incorporated, 353 Sacramento Street, 10th Floor, San Francisco, California 94111. You reserve the right to reject any acceptance in whole or in part. Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one days' prior notice to us, by certified or official bank check payable in next day funds to the order of Hoefer & Arnett, against delivery of certificates evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of Section 3(b) hereof with respect to such Securities.

    Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, payment for and delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through or ordinary correspondent who is a member.

    3.   REPRESENTATIONS, WARRANTIES AND AGREEMENT.

         (a) PROSPECTUSES. You shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Offering as we may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules and regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of our distribution (including dates, number of copies, and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus. We agree that in purchasing Securities in an Offering we will rely upon no statements in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriters to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

         (b) OFFER AND SALE TO THE PUBLIC. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession, and the reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(b) shall be terminated pursuant to Section 4, we agree to offer Securities to the public only at the pubic offering price, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Section 24(c) of
Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and who are either members in good standing of the NASD or foreign brokers or dealers not eligible for membership in the NASD who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(e) hereof.

         (c) STABILIZATION AND OVERALLOTMENT. You may, with respect to any Offering, be authorized to overallot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that you may designate for long or short account, and to stabilize or maintain the market price of the Securities. We agree to advise you from time to time upon request, prior to the termination of the provisions of
Section 3(b) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. In the event that prior to the later of (i) the termination of the provisions of
Section 3(b) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest, and dividends paid in connection with such purchase or contract to purchase.

         (d) OPEN MARKET TRANSACTIONS. We agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other securities of the issuer of the Securities of the same class and series, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to put or call options on any stock of such issuer, except to the extent permitted by Rule 10b-6 under the Exchange Act as interpreted by the Securities and Exchange Commission.

         (e) NASD. We represent that we are actually engaged in the investment banking or securities business and we are either a member in good standing of the NASD, or, if not such a member, a foreign dealer not eligible for membership. If we are such a member, we agree that in making sales of the Securities we will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of Article III of the Rule of Fair Practice. If we are such a foreign dealer, we agree not to offer or sell any Securities in the United States of America except through you and in making sales of Securities outside the United States of America we agree to comply as though we were a member with such Interpretation and Sections 8, 24, and 36 of Article III of the NASD's Rules of Fair Practice and to comply with
Section 25 of such Article III as it applies to a non-member broker or dealer in a foreign country.

         (f) RELATIONSHIP AMONG UNDERWRITERS AND SELECTED DEALERS. You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from you shall constitute the Selected Dealers partners with you or any Underwriter or with one another. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business, or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such claim, demand, or liability.

         (g) BLUE SKY LAWS. Upon application to you, you will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale under the respective securities or "blue sky" laws of such jurisdictions. We understand and agree that compliance with the securities or "blue sky" laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

         (h) COMPLIANCE WITH LAW. We agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder and the applicable rules and regulations of any securities exchange having jurisdiction of the Offering. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; PROVIDED, HOWEVER, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

    4. TERMINATION; SUPPLEMENTS AND AMENDMENTS. This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; PROVIDED that with respect to any Offering for which Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(b) and (d) hereof with regard to any Offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offering related, but such terms and conditions, upon notice to us, may be terminated by you at any time.

    5. SUCCESSOR AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1 hereof, and the respective successors and assigns of each of them; PROVIDED, HOWEVER, that we may not assign our rights or delegate any of our duties under this Agreement without your prior written consent.

    6. GOVERNING LAW. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of California.

    By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of such shall constitute a binding agreement between us and you, individually, or as representative of any Underwriters, (ii) in confirmation that our representations and warranties set forth in Section 3 hereof are true and correct at that time and (iii) confirmation that our agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by us to the extent and at the time required thereby.

                                      Very truly yours,

                                      ------------------------------------
                                                 (Name of Firm)


                                      By:
                                          --------------------------------


                                      Name:
                                            ------------------------------

                                      Title:
                                            ------------------------------
Confirmed, as of the date
first above written.

HOEFER & ARNETT, INCORPORATED


By:
   --------------------------

Name:
      ------------------------

Title:
      ------------------------